UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 7, 2006

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon (State of Incorporation)	93-0816972 (I.R.S. Employer Identification No.)
One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035
(Address of principal executive offices)                (Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
    (b) Pro Forma Financial Information.
          This filing amends the amendment to the Current Report on Form 8-K/A filed on January 23, 2007 to correct a misalignment of a table between Refurbishment & parts and Leasing segments in the pro forma financial information filed under Item 9.01(b) of the report. There are no other changes to the pro forma financial information. The corrected pro forma statement is furnished herewith in its entirety.
The following pro forma financial information is included in this report:
•	Combined Unaudited Pro Forma Condensed Statement of Operations for the year ended August 31, 2006 and the Combined Unaudited Condensed Pro Forma Balance Sheet as of August 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
January 26, 2007	By:	/s/ Joseph K. Wilsted
Joseph K. Wilsted
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

The Greenbrier Companies
Unaudited Pro Forma Condensed Combined Balance Sheet
     August 31, 2006
(In Thousands)

	Historical
	The Greenbrier Companies	Meridian Rail Holdings Corp.	Pro Forma		Pro Forma
	August 31, 2006	September 30, 2006	Adjustments		Combined
Assets
Cash and cash equivalents	$142,894	$1,841	$(131,661	) (a)	$13,074
Restricted cash	2,056				2,056
Accounts and notes receivable	115,565	20,687			136,252
Inventory	163,151	46,501			209,652
Railcars held for sale	35,216				35,216
Equipment on operating leases	301,009				301,009
Investment in direct finance leases	6,511				6,511
Property, plant and equipment	80,034	14,811			94,845
Intangible and goodwill	3,340	93,040	85,032	(d)	181,412
Other	27,538	1,438			28,976

Total assets	$877,314	$178,318	$(46,629)		$1,009,003

Liabilities and Stockholders’ equity
Revolving notes	$22,429	$—	$103,740	(a)	$126,169
Accounts payable and accrued liabilities	204,793	23,197			227,990
Participation	11,453	—			11,453
Deferred Income tax	37,472	4,752			42,224
Deferred revenue	17,481	—			17,481
Notes Payable	362,314	71,468	(71,468	) (b)	362,314

Subordinated debt	2,091	—			2,091

Stockholders’ equity					—
Common stock	16	48,880	(48,880	) (c)	16
Additional paid in capital	71,124	3,926	(3,926	) (c)	71,124
Retained earnings	148,542	25,524	(25,524	) (c)	148,542
Other comprehensive income	(401)	571	(571	) (c)	(401)

Total stockholders’ equity	219,281	78,901	(78,901)		219,281

Total liabilities and stockholders’ equity	$877,314	$178,318	$(46,629)		$1,009,003

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

The Greenbrier Companies
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended August 31, 2006
(In Thousands)

	Historical
	The Greenbrier Companies	Meridian Rail Holdings Corp.	Pro Forma		Pro Forma
	Year Ended August 31, 2006	Year Ended September 30, 2006	Adjustments		Combined
REVENUE
Manufacturing	$748,819	$—	$—		$748,819
Refurbishment & parts	102,471	229,362	—		331,833
Leasing	102,533	—	—		102,533

	953,823	229,362	—		1,183,185

COST OF REVENUE
Manufacturing	666,731	—	—		666,731
Refurbishment & parts	87,690	183,005	—		270,695
Leasing	42,023	—	—		42,023

	796,444	183,005	—		979,449

Margin	157,379	46,357	—		203,736

OTHER COSTS
Selling and administrative	70,918	9,798	—		80,716
Interest Expense	25,396	7,265	(169	) (e)	32,492

	96,314	17,063	(169)		113,208

Earnings before taxes and unconsolidated subs	61,065	29,294	169		90,528

Income tax expense	(21,698)	(11,688)	(3	) (f)	(33,389)

Earnings before unconsolidated subs	39,367	17,606	166		57,139

Equity in unconsolidated subs	169	—	—		169

Earnings before disc ops	39,536	17,606	166		57,308

Disc ops (net of tax)	62	—	—		62

Net earnings	$39,598	$17,606	$166		$57,370

Basic Earnings per common share:	$2.51	$1.12	$0.01		$3.64
Diluted earnings per common share:	$2.48	$1.10	$0.01		$3.60

Weight average common shares:
Basic	15,751	15,751	15,751		15,751
Diluted	15,937	15,937	15,937		15,937
The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

The Greenbrier Companies
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note 1 — Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial statements are based on historical financial statements of The Greenbrier Companies (Greenbrier) and Meridian Rail Holdings Corp. (Meridian) after giving effect to borrowings used to finance the Meridian acquisition, as well as certain assumptions and adjustments.
The unaudited pro forma condensed combined balance sheet as of August 31, 2006 is presented as if the Meridian acquisition and related bank financing occurred on August 31, 2006.
The unaudited pro forma condensed combined statement of operations of Greenbrier and Meridian for the year ended August 31, 2006 are presented as if the Meridian acquisition and related bank financing had taken place on September 1, 2005. Meridian historical year end is December 31. The unaudited pro forma condensed combined balance sheet and statement of operations have been prepared using the twelve months ending September 30, 2006 for Meridian.
Greenbrier accounts for acquisitions under Financial Accounting Standards Board Statement No. 141 “Business Combinations” (FASB No. 141). In accordance with business combination accounting, Greenbrier has preliminarily allocates the purchased price of the acquired company to the tangible and intangibles assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the net tangible and identifiable intangible assets has been preliminarily assigned to goodwill.
The allocation of the purchase price among certain assets and liabilities is still in process. As a result, the information shown below is preliminary and subject to further refinement upon completion of analyses.
The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Greenbrier that would have been reported had the acquisition and borrowings been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Greenbrier. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that Greenbrier may achieve with respect to the combined companies.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Greenbrier’s Annual Report on Form 10-K for the year ending August 31, 2006, and the Quarterly Report on Form 10-Q for the quarter ended November 30, 2006 and the unaudited financial statements of Meridian included as Item 9.01 (a) in this Current Report on Form 8-K/A.

Note 2 — Preliminary Purchase Price
On November 6, 2006, the Company acquired 100% of the stock of Meridian Rail Holdings Corp. (Meridian) for $238.4 million in cash which includes the purchase price of $227.5 million plus preliminary working capital adjustments. Meridian is a leading supplier of wheel maintenance services to the North American freight car industry. Operating out of six facilities, Meridian supplies replacement wheel sets and axles to approximately 170 freight car maintenance locations where worn or damaged wheels, axles, or bearings are replaced. Meridian also performs coupler reconditioning and railcar repair at one of its facilities.
The total preliminary purchase price is estimated at $238.4 million and is comprised of:

(In Thousands)
Cash consideration — at closing plus working capital and other adjustments	$234,404

Acquisition-related transaction costs	3,970

Total preliminary purchase price	$238,374

Acquisition – related transaction costs. Acquisition- related acquisition costs of $4.0 million include Greenbrier’s estimate of investment banking fees of $3.3 million, and legal, accounting and other professional fees of $0.7 million.
Preliminary Purchase Price Allocation
The total preliminary purchase price will be allocated to Meridian’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The excess of purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. Based upon a preliminary valuation, the total preliminary purchase price was allocated as follows:

(In thousands)
Cash and cash equivalents	$3,053
Accounts and notes receivable	19,614
Inventories	50,029
Property, plant and equipment	15,154
Goodwill and intangibles	181,171
Other	334

Total assets acquired	269,355

Accounts payable and accrued liabilities	27,694
Deferred income taxes	3,287

Total liabilities assumed	30,981

Net assets acquired	$238,374

The allocation of the purchase price among certain assets and liabilities is still in process. As a result, the information shown is preliminary and subject to further refinement upon completion of analyses and valuations.

Note 3 — Pro Forma Adjustments
In preparation of the pro forma unaudited financial statements the following adjustments have been recorded:
(a)	Represents the cash purchase price of $238.4 million less amount drawn on the revolving bank line of $103.7 million and cash received from Meridian of $3.1 million.

(b)	Represents the amount paid on Meridian’s existing debt at the time of the acquisition. All debt at Meridian at the time of acquisition was paid in full.

(c)	Represents elimination of the historical equity in Meridian as Greenbrier purchased all outstanding equity of Meridian.

(d)	Represents Greenbrier’s removal of all goodwill and intangible assets of Meridian of $93.0 million at the time of acquisition offset by the recording the estimate value of goodwill and intangibles based on managements best estimate of $178.0 million. This is preliminary and subject to further refinement upon completion of analyses and valuations.

(e)	Represents removal of interest expense of Meridian and the addition of estimated interest expense as if the draw on the Greenbrier line of credit occurred on September 1, 2005.

(f)	Represents the tax effect of adjusting entries at Greenbrier at 41.0% tax rate and Meridian’s adjustment at a tax rate of 40.0% for the year ending August 31, 2006.